Exhibit 10.1

                                                                  EXECUTION COPY



                      STOCK AND WARRANT PURCHASE AGREEMENT



                                 BY AND BETWEEN


                         ST. LAWRENCE SEAWAY CORPORATION


                                       AND


                        BERNARD ZIMMERMAN & COMPANY, INC.




                          DATED AS OF January 10, 2007



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                                TABLE OF CONTENTS
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ARTICLE I

AGREEMENT TO PURCHASE AND SELL STOCK...........................................1
1.1   Authorization............................. ..............................1
1.2   Agreement to Purchase and Sell Common Stock..............................1
1.3   Per Share Purchase Price.................................................1
1.4   Agreement to Purchase and Sell Warrant...................................1

ARTICLE II

CLOSING........................................................................2
2.1   The Closing..............................................................2

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................2
3.1   Organization, Good Standing and Qualification............................2
3.2   Capitalization...........................................................2
3.3   Subsidiaries.............................................................3
3.4   Due Authorization........................................................3
3.5   Valid Issuance of Stock..................................................3
3.6   Governmental Consents....................................................4
3.7   Non-Contravention........................................................4
3.8   Litigation...............................................................4
3.9   Full Disclosure..........................................................4
3.10  Intellectual Property....................................................5
3.11  Compliance with Law and Charter Documents................................5
3.12  Registration Rights......................................................5
3.13  Title to Property and Assets.............................................5
3.14  SEC Documents............................................................5
3.15  Absence of Certain Changes Since Balance Sheet Date......................6
3.16  Employee Benefits........................................................7
3.17  Tax Matters..............................................................9
3.18  Labor Agreements and Actions............................................10
3.19  Real Property Holding Corporation Status................................10
3.20  Environmental Matters ..................................................10

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR................................10
4.1   Organization, Good Standing and Qualification...........................11
4.2   Due Authorization.......................................................11
4.3   Non-Contravention.......................................................11
4.4   Authorization        ...................................................11
4.5   Purchase For Own Account................................................11
4.6   Disclosure of Information...............................................12
4.7   Investment Experience...................................................12
4.8   Accredited Investor Status..............................................12
4.9   Restricted Securities...................................................12
4.10  Further Limitations on Disposition......................................12
4.11  Legends.................................................................13

ARTICLE V

COVENANTS.....................................................................14
5.1   Board of Directors......................................................14
5.2   Officers................................................................14
5.3   Corporation Location....................................................14
5.4   Securities Law Compliance...............................................15
5.5   Potential Transaction ..................................................15
5.6   Shareholder Vote .......................................................15
5.7   Class A Common Stock Issuance ..........................................16
5.8   Access to Information, Confidentiality .................................16

ARTICLE VI

CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING...............................17
6.1   Representations and Warranties True.....................................17
6.2   Performance.............................................................17
6.3   Compliance Certificate..................................................18
6.4   Securities Exemptions ..................................................18
6.5   Proceedings and Documents ..............................................18
6.6   Opinion of Company Counsel .............................................18
6.7   Share Authorization.....................................................18
6.8   Warrant ................................................................19
6.9   Shareholder Approval ...................................................19

ARTICLE VII

CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING............................19
7.1   Representations and Warranties True.....................................19
7.2   Payment of Purchase Price...............................................19
7.3   Securities Exemptions...................................................19
7.4   Proceedings and Documents ..............................................19

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ARTICLE VIII

MISCELLANEOUS ................................................................19
8.1   Successors and Assigns..................................................19
8.2   Governing Law...........................................................19
8.3   Counterparts............................................................20
8.4   Headings................................................................20
8.5   Notices.................................................................20
8.6   No Finder's Fees........................................................21
8.7   Amendments and Waivers..................................................21
8.8   Severability............................................................21
8.9   Entire Agreement........................................................21
8.10  Further Assurances......................................................21
8.11  Fees, Costs and Expenses................................................21
8.12  Survival................................................................22
8.13  No Third Party Beneficiary..............................................22


Signatures....................................................................23


Exhibit A         Form of Warrant

Exhibit B         Schedule of Exceptions

Exhibit C         Form of Opinion of Company Counsel

Exhibit D         Delaware Certificate of Incorporation


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                      STOCK AND WARRANT PURCHASE AGREEMENT


     THIS STOCK AND WARRANT PURCHASE AGREEMENT (the "AGREEMENT"), dated as of the 10th day of January, 2007, is by and between St. Lawrence Seaway Corporation, a corporation authorized and existing pursuant to the laws of the state of Indiana (the "COMPANY"), and Bernard Zimmerman & Company, Inc., a corporation authorized and existing pursuant to the laws of the state of Connecticut (the "INVESTOR").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company's Common Stock and a Warrant to purchase additional shares of the Company's Common Stock on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recital, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   AGREEMENT TO PURCHASE AND SELL STOCK.

         1.1 AUTHORIZATION. As of the Closing (as defined below), the Company's Board of Directors will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of three hundred twenty five thousand (325,000) shares of the Company's Common Capital Stock, One Cent ($0.01) par value (the "COMMON STOCK") which represents 75,000 shares to be issued at Closing and 250,000 shares issuable upon the exercise of the Warrant (as defined in Section
1.4 below).

         1.2 AGREEMENT TO PURCHASE AND SELL COMMON STOCK. The Company hereby agrees to sell to the Investor at the Closing, and the Investor agrees to purchase from the Company at the Closing, 75,000 shares of Common Stock at a price per share equal to the Per Share Purchase Price, as defined below. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "PURCHASED SHARES."

         1.3 PER SHARE PURCHASE PRICE. The "PER SHARE PURCHASE PRICE" shall mean One Dollar ($1.00).

         1.4 AGREEMENT TO PURCHASE AND SELL WARRANT. The Company hereby agrees to sell to the Investor at the Closing, and the Investor agrees to purchase from the Company at the Closing, a ten-year Warrant (the "WARRANT") in the form attached hereto as EXHIBIT A to purchase from the Company up to two hundred fifty thousand (250,000) shares of Common Stock of the Company at an exercise price of One Dollar ($1.00) per share. The purchase price for the Warrant shall equal Two Thousand Five Hundred Dollars ($2,500). The shares of Common Stock purchasable upon exercise of the Warrant will be collectively hereinafter referred to as the "WARRANT SHARES."

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2.   CLOSING.

         2.1 THE CLOSING. The purchase and sale of the Purchased Shares and the Warrant will take place at the offices of Lev & Berlin, PC, 200 Connecticut Avenue, Norwalk, Connecticut 06854, at 10:00 a.m. EST, on or about April 30, 2007 or at such other time and place as the Company and the Investor mutually agree upon (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, the Company will deliver to the Investor, (i) the Warrant issued in one or more warrants in such denominations as requested by Investor to purchase up to an aggregate of two hundred fifty thousand (250,000) shares of Common Stock of the Company; and (ii) one or more certificate(s) representing the Purchased Shares in such denominations as requested by Investor up to an aggregate of the Purchased Shares, all against delivery to the Company by the Investor of the full purchase price of the Warrant and the Purchased Shares, paid by cashier or certified check or wire transfer of funds to the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that the statements in this Section 3 are true, complete and correct, except as set forth in the Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") attached to this Agreement as EXHIBIT B:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into this Agreement, and all other agreements, securities and instruments contemplated hereby, and the Warrant and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the operations, financial condition, results of operations, prospects, assets or liabilities of the Company.

         3.2 CAPITALIZATION. As of the date of this Agreement the capitalization of the Company is as follows:

             (a) PREFERRED STOCK. No shares of preferred stock are authorized, issued or outstanding.

             (b) COMMON STOCK. A total of 4,000,000 shares of Common Stock, One Dollar ($1.00) par value are authorized, of which 427,069 shares are issued and outstanding. All of such outstanding shares are validly issued, fully paid and non-assessable. No such outstanding shares were issued in violation of any preemptive right.

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             (c) OPTIONS, WARRANTS, RESERVED SHARES. Except for the restated
stock option agreement to purchase 15,000 shares of Common Stock dated as of September 21, 1987, as amended, and warrants to purchase 37,500 and 29,166 shares of Common Stock dated January 30, 2006 and June 13, 2006, respectively, in each case, which are set to expire on September 21, 2007, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. No shares of the Company's outstanding capital stock, or stock issuable upon exercise, conversion or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to, and there are no agreements to which the Company is subject affording any person any rights of first refusal, preemptive rights or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. As of the Closing Date, not less than two hundred fifty thousand (250,000) shares of Common Stock are reserved for issuance upon the exercise of the Warrant.

         3.3 SUBSIDIARIES. The Company does not presently control, directly or indirectly, any other corporation, partnership, trust, joint venture, association, or other entity.

         3.4 DUE AUTHORIZATION. Other than the Shareholder Approval (as defined below), all corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement, and the Warrant and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and the Warrant Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes, and the Warrant when executed, will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

         3.5 VALID ISSUANCE OF STOCK.

             (a) The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved for issuance and, upon issuance, sale and delivery in accordance with the terms of the Warrant for the consideration provided for therein, will be duly and validly issued, fully paid and nonassessable.

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             (b) Based in part on the representations made by the Investor in
Section 4 hereof, the Purchased Shares, the Warrant and (assuming no change in applicable law and no unlawful distribution of Purchased Shares or the Warrant by the Investor or other parties) the Warrant Shares will be issued in compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT"), or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of the States of the United States (provided that, with respect to the Warrant Shares, no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of the Warrant Shares upon the exercise of the Warrant).


         3.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of such qualifications or filings under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the regulations thereunder and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

         3.7 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement and the Warrant by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) constitute a material violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company; or (iii) constitute a default under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any material assets of the Company under any material contract to which the Company is a party or any material permit, license or similar right relating to the Company or by which the Company may be bound or materially affected.

         3.8 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation ("ACTION") pending : (a) against the Company, its activities, properties or assets or, to the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or the Warrant. To the Company's knowledge there is no Action pending or currently threatened against the Company. To the Company's knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

         3.9 FULL DISCLOSURE. The information contained in this Agreement and the Schedule of Exceptions and the Warrant are true and complete in all material respects and do not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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         3.10 INTELLECTUAL PROPERTY

         To the Company's knowledge, the Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or is currently violating or infringing any or all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks or any applications therefor, registered or unregistered copyrights, trade names, or any applications therefor, trade secrets or other confidential or proprietary information of any other person or entity, to the extent that any such violation or infringement, either individually or together with all other such violations and infringements, would have a Material Adverse Effect.

         3.11 COMPLIANCE WITH LAW AND CHARTER DOCUMENTS. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended, and except for any violations that would not, either individually or in the aggregate, have a Material Adverse Effect. , the Company has complied and is in compliance in all material respects with all applicable statutes, laws, regulations and executive orders of the United States of America,) and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties; provided, however, that the Company makes no representations or warranties with respect to the Investment Company Act of 1940 (the "ICA").

         3.12 REGISTRATION RIGHTS. The Company is not currently subject to any grant or agreement to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

         3.13 TITLE TO PROPERTY AND ASSETS. The properties and assets the Company owns are owned by the Company free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company.

         3.14 SEC DOCUMENTS.

             (a) The Company has filed with the SEC copies of its Annual Reports on Form 10-KSB for the fiscal year ended March 31, 2006 ("FORM 10-KSB"), March 31, 2005 and March 31, 2004, and all other registration statements, reports and proxy statements that have been required to be filed by the Company with the SEC under the the Exchange Act, and the 1933 Act on or after March 31, 2006, including, but not limited to, the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 (to the extent it is filed with the SEC), June 30, 2006 and its Current Reports on Form 8-K filed June 1, 2006 and June 30, 2006 (the Form 10-KSB, such Forms 10-QSB and 8-K, and such registration statements, reports and proxy statements, are collectively referred to herein as the "SEC DOCUMENTS"). Each of the SEC Documents, as of the respective date thereof, does not, and each of the registration statements, reports and proxy statements filed by the Company with the SEC after the date hereof and prior to the Closing will not, as of the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company is not a party to any material contract, agreement or other arrangement required to be filed as an exhibit to the SEC Documents that is not so filed.

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             (b) The Form 10-KSB includes the Company's audited financial statements (the "AUDITED FINANCIAL STATEMENTS") for the fiscal year ended March 31, 2006 (the "BALANCE SHEET DATE") and 2005.The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles ("GAAP") (except for the omission of certain footnotes as permitted by Form 10-QSB) applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of the Company and its consolidated subsidiaries as at the Balance Sheet Date and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year and audit adjustments in the case of unaudited interim financial statements).

             (c) Except as and to the extent reflected or reserved against in the Company's Audited Financial Statements (including the notes thereto), to the knowledge of the Company, the Company has no material liabilities required to be set forth in a balance sheet under GAAP (whether accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined or determinable) other than: (i) liabilities incurred in the ordinary course of business since the Balance Sheet Date that are consistent with the Company's past practices, (ii) liabilities with respect to agreements to which the Investor is a party, and
(iii) other liabilities that either individually or in the aggregate, would not result in a Material Adverse Effect.

             (d) Since January 1, 2003, the Company has been in compliance, and shall remain compliant, in all material respects with the requirements of the 1933 Act, the Exchange Act as well as the registration and/or qualification requirements of all applicable state securities laws.

         3.15 ABSENCE OF CERTAIN CHANGES SINCE BALANCE SHEET DATE. Since the Balance Sheet Date, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and except for the transactions contemplated by this Agreement there has not been:

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             (a) any declaration setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock;

             (b) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expected to result, in a Material Adverse Effect;

             (c) any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers that have not resulted, and are not expected to result, in a Material Adverse Effect;

             (d) any change or amendment to, or any waiver of any rights under, a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes, amendments, or waivers which are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect; and

             (e) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP.

         3.16 EMPLOYEE BENEFITS.

             (a) As used in this Section 3.16, the following terms have the following meanings: (1) "BENEFIT ARRANGEMENT" means any material benefit arrangement that is not an Employee Benefit Plan, including (i) each material employment or consulting agreement, (ii) each material arrangement providing for insurance coverage or workers' compensation benefits, (iii) each material bonus or deferred bonus arrangement, (iv) each material arrangement providing any termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each deferred compensation plan and (vii) each material compensation policy and practice maintained by the Company covering the employees, former employees, officers, former officers, directors and former directors of the Company, and the beneficiaries of any of them; (2) "BENEFIT PLAN" means an Employee Benefit Plan or Benefit Arrangement; (3) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA; (4) "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate covering employees or former employees of the Company; (5) "EMPLOYEE PENSION BENEFIT PLAN" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is regulated under Title IV of ERISA, other than a Multiemployer Plan; (6) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; (7) "ERISA AFFILIATE" of the Company means any other person or entity that, together with the Company as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under
Section 414 of the Code; (8) "GROUP HEALTH PLAN" means any group health plan, as defined in Section 5000(b)(1) of the Code; (9) "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA; and
(10) "PROHIBITED TRANSACTION" means a transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

                                      -7-
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             (b) Since January 1, 2003, neither the Company nor any of its ERISA
Affiliates sponsors or has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan (whether or not terminated). Since January 1, 2003, neither the Company nor any of its ERISA Affiliates sponsors or has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Multiemployer Plan (whether or not terminated).

             (c) Since January 1, 2003, no Employee Benefit Plan has participated in, engaged in or been a party to any Prohibited Transaction, and neither the Company nor any of its ERISA Affiliates has had asserted against it any claim for any material tax or material penalty imposed under ERISA or the Code with respect to any Employee Benefit Plan nor, to the Company's knowledge, is there a basis for any such claim. To the knowledge of the Company, Since January 1, 2003, no officer, director or employee of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan, with respect to which breach the Company is directly or indirectly liable.

             (d) Other than routine claims for benefits, there is no material claim pending involving any Benefit Plan by any Person against such plan or the Company or any ERISA Affiliate, nor, to the Company's knowledge, is any such material claim threatened. There is no pending, or to the Company's knowledge, threatened Proceeding involving any Employee Benefit Plan before the IRS, the United States Department of Labor or any other governmental authority.

             (e) No material violation of any reporting or disclosure requirement imposed by ERISA or the Code exists with respect to any Employee Benefit Plan.

             (f) Each Benefit Plan has been maintained in all material respects, by its terms and in operation, in accordance with ERISA (if applicable), the Code and all other applicable federal, state, local and foreign laws. Since January 1, 2003, the Company and its ERISA Affiliates have made full and timely payment of all amounts required to be (i) contributed under the terms of each Benefit Plan and such laws, or (ii) required to be paid as expenses under such Benefit Plan.

             (g) Except pursuant to the provisions of COBRA, neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees, or the beneficiaries of any of them, of the Company or its ERISA Affiliates.

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         3.17 TAX MATTERS.

             (a) All deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any state, local or foreign taxing authority have been fully paid, or are fully reflected as a liability in the Audited Financial Statements. Since January 1, 2003, the Company has filed on a timely basis all Tax Returns required to have been filed by it and has paid on a timely basis all Taxes required to be paid. All such Tax Returns are true, complete and correct in all material respects. The provisions for Taxes in the Audited Financial Statements have been determined in accordance with GAAP. No liability for Taxes has been incurred by the Company since the Balance Sheet Date other than in the ordinary course of its business. No director, officer or employee of the Company having responsibility for Tax matters has reason to believe that any Taxing authority has valid grounds to claim or assess any additional Tax with respect to the Company in excess of the amounts shown in the Audited Financial Statements for the periods covered thereby. As used in this Agreement, (1) "TAXES" means (x) all federal, state, local and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (y) any liability for payment of amounts described in clause (x) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (z) any liability for the payment of amounts described in clauses (x) or (y) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes; and the term "TAX" means any one of the foregoing Taxes; and (2) "TAX RETURNS" means all returns, reports, forms or other information required to be filed with respect to any Tax.

             (b) With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable Tax laws and agreements have been complied with in all material respects, and all such amounts required to be paid by the Company to taxing authorities or others have been paid.

             (c) Since January 1, 2003, the Company has not received notice that the Internal Revenue Service or any other taxing authority has asserted against the Company any deficiency or claim for additional Taxes in connection with any Tax Return, and no issues have been raised (and are currently pending) by any taxing authority in connection with any Tax Return. Since January 1, 2003, the Company has not received notice that it is or may be subject to Tax in a jurisdiction in which it has not filed or does not currently file Tax Returns.

         3.18 LABOR AGREEMENTS AND ACTIONS.

             (a) No collective bargaining agreement exists that is binding on the Company, and no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative.

             (b) As of the date of this Agreement, the Company has no employees or consulting agreements or other arrangements.

             (c) All individuals who are performing or have, since January 1, 2003, performed services for the Company and are or were classified by the Company as "independent contractors" qualify for such classification under
Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986, as applicable, except for such instances which would not, in the aggregate, have a Material Adverse Effect.

         3.19 REAL PROPERTY HOLDING CORPORATION STATUS. Since January 1, 2003, the Company has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "REGULATIONS"), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations.

         3.20 ENVIRONMENTAL MATTERS. The Company is in compliance with all applicable federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety ("Environmental Laws"), except to the extent that a failure to be in compliance would not have a Material Adverse Effect on the Company. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of the Company, threatened against the pursuant to Environmental Laws; and, to the knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans that would reasonably be expected to prevent material compliance with, or which have given rise to or will give rise to material liability under, Environmental Laws.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INVESTOR. The Investor hereby represents and warrants to the Company, and agrees that:

         4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The
Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into this Agreement, and all other agreements, securities and instruments contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Investor is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the operations, financial condition, results of operations, prospects, assets or liabilities of the Investor.

         4.2 DUE AUTHORIZATION. All corporate action on the part of the Investor, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Investor under this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

         4.3 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Investor; (ii) constitute a material violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Investor; or (iii) constitute a default under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Investor is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any material assets of the Investor under any material contract to which the Investor is a party or any material permit, license or similar right relating to the Investor or by which the Investor may be bound or materially affected.

         4.4 AUTHORIZATION. This Agreement constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. The Investor has full corporate power and authority to enter into this Agreement.

         4.5 PURCHASE FOR OWN ACCOUNT. The Purchased Shares, the Warrant Shares and the Warrant to be purchased by the Investor hereunder will be acquired for investment for the account of Investor, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring the Purchased Shares, the Warrant Shares and the Warrant.

         4.6 DISCLOSURE OF INFORMATION. The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares, the Warrant Shares and the Warrant to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares, the Warrant and the Warrant Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

         4.7 INVESTMENT EXPERIENCE. The Investor understands that the purchase of the Purchased Shares, the Warrant Shares and the Warrant involves substantial risk. The Investor: (a) has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares, the Warrant Shares and the Warrant and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Shares, the Warrant Shares and the Warrant and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.

         4.8 ACCREDITED INVESTOR STATUS. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

         4.9 RESTRICTED SECURITIES. The Investor understands that the Purchased Shares, the Warrant Shares and the Warrant to be purchased by the Investor hereunder, and any Warrant Shares to be purchased by the Investor upon exercise of the Warrant, are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder.

         4.10 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Purchased Shares, the Warrant, or the Warrant Shares unless and until:

             (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

             (b) the Investor has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and the Investor has furnished the Company, at the expense of the Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) of this Section 4.7, no such registration statement or opinion of counsel will be required for any transfer of any Purchased Shares, the Warrant, or any Warrant Shares in compliance with SEC Rule 144, Rule 144A or Rule 145(d), or if such transfer otherwise is exempt, in the view of the Company's legal counsel, from the registration requirements of the 1933 Act, provided that, in the case of any transfer that is otherwise exempt, the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were the original Investor hereunder.

         4.11 LEGENDS. Certificates evidencing the Purchased Shares and the Warrant Shares will bear each of the legends provided for below and the Warrant will bear the legends set forth in (a) and (b) below:

             (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY
NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND
THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR
EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN
OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO
THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

             (b) Any legends required by any applicable state securities laws or any agreements contemplated hereby.

In addition, the Warrant shares shall also contain the following legend:

         TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE CORPORATION. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE CORPORATION, AND NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE BEEN COMPLIED WITH.

In connection with a sale, the legend set forth in Section 4.8(a) hereof will be removed by the Company from any certificate evidencing Purchased Shares or the Warrant Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares, the Warrant or the Warrant Shares.

5.   COVENANTS.

         5.1 BOARD OF DIRECTORS.

           5.1.1 Subject to the Shareholder Approval (as defined below), the Company and the Investor agree that the Board of Directors of the Company, immediately after Closing, shall consist of:

             (a) One appointee of Joel Greenblatt, who shall initially be Edward
B. Grier; and

             (b) Two or more appointees of the Investor, one of whom shall serve as the Chairman of the Board, who shall initially be Bernard Zimmerman.

           5.1.2 Subject to the Shareholder Approval, and receipt of the same by the existing Board Members of the Company, the Company shall deliver to the Investor resignations of such Board Members to be effective as of Closing (the "BOD RESIGNATIONS").

         5.2 OFFICERS. The Company and the Investor agree that immediately following the Closing, the Board of Directors of the Company shall appoint Bernard Zimmerman as President, Chairman and Treasurer and Duane L. Berlin as Secretary. The Company shall cause the existing officers of the Company to tender their resignations or the Board of Directors shall remove such officers effective as of Closing (the "OFFICER RESIGNATIONS").

         5.3 CORPORATE LOCATION. Prior to the Closing, the Company shall submit a proposal to its shareholders to change its state of incorporation to the state of Delaware. In addition, following the Closing, the Company may relocate its principal place of business and corporate office.

         5.4 SECURITIES LAW COMPLIANCE. The Company agrees that it has, since January 1, 2003, been in compliance, and shall remain compliant, in all material respects with the requirements of the 1933 Act and the Exchange Act as well as the registration and/or qualification requirements of all applicable state securities laws, except to the extent they are based upon or relate to the ICA, with respect to which the Company makes no representations or warranties.

         5.5 POTENTIAL TRANSACTION. The Investor agrees that it shall make reasonable best efforts to locate, and secure an entity with which the Company would engage in a reverse merger or other similar transaction, and to review documentation related to and assist in the negotiation of the related transaction (the "FUTURE TRANSACTION"); provided, however, that any such Future Transaction and the terms hereof shall be subject to the approval of the Board of Directors of the Company and, if required, the Company's shareholders; provided further that the Investor, or its affiliates, shall receive no salary or consulting fees from the Company in connection with its obligations under this Section 5.5.

         5.6 SHAREHOLDER VOTE.

             (a) The Company agrees to call a special meeting of the shareholders in accordance with this Section 5.6 and to prepare and file any and all related and required proxy solicitation and shareholder voting materials (the "PROXY STATEMENT") in order to cause the shareholders to approve the following:

                  (1) To approve the transaction contemplated herein;

                  (2) To change the state of incorporation of the Company to Delaware;

                  (3) To approve the authorization and issuance of the proposed Class A Common Stock (as defined in Section 5.7);

                  (4) To elect the directors set forth in Section 5.1.1 herein;

                  (5) To decrease the par value of the Common Stock from One Dollar ($1.00) to (One Cent) $0.01;

                  (6) To approve the authorization of 1,000,000 of a blank check preferred class of shares;

                  (7) To approve the increase in the number of shares of Common Stock of the Company (or its successor in interest) from 4,000,000 shares to 50,010,000 shares; and

                  (8) To approve any other items necessary in order to effect the transactions contemplated herein, along with any typical and customary items to be voted upon by the shareholders of the Company.

(The approval of the items (1)-(8) above shall be hereinafter referred to as the "SHAREHOLDER APPROVAL".

             (b) The Company agrees to use reasonable best efforts to file proxy materials with the SEC within forty-five (45) days of the date hereof to effectuate the matters contemplated in Section 5.6(a); and to conduct the related shareholder meeting within one hundred eighty (180) days of the date hereof, unless extended by the Company and the Investor in good faith.

             (c) In the event that Company is unable to obtain the Shareholder Approval by April 30, 2007 (unless extended by mutual agreement between the Company and the Investor), then the Company shall have no further obligation to seek or obtain Shareholder Approval, and Investor may cancel its proposed purchase of the Common Stock and the Warrant pursuant to this Agreement.

         5.7 CLASS A COMMON STOCK ISSUANCE. The Company agrees that upon the Shareholder Approval and immediately prior to the Closing, the Company shall issue to each holder of Common Stock of record as of the record sate set forth in such Proxy Materials, a number of shares of Class A Common Stock equal to the number of shares of Common Stock held by such shareholder. The rights and preferences of the holders of Class A Common Stock shall be set forth in the Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") attached as Exhibit D, including the prohibition on transfer, voting and trading; no certificates will be issued and the shares will be evidenced on book record only; pursuant to which (i) all right, title and interest to any dividends, distributions or proceeds resulting from the investments described in Notes D and E to the Company's quarterly financial statements for the quarter ended September 30, 2006 that are declared or otherwise distributed by the Company shall be allocated only to the holders of Class A Common Stock, (ii) any proceeds of such investments shall be paid to the holders of the Class A Common Stock as soon as practicable, and (iii) the only expenses allocated to such investments will be out of pocket expenses directly related to such investments.

         5.8  ACCESS TO INFORMATION; CONFIDENTIALITY

             (a) Access to Information. Upon the execution hereof, and continuing until the closing of the transactions contemplated hereby or the earlier termination of this Agreement (or, in the event of any claims made in accordance with this Agreement, until the resolution thereof), the Company shall: (i) give Investor and its authorized representatives reasonable access from time to time to all of the Company's books, records, senior personnel, offices and other facilities and properties; (ii) permit Investor to make such copies of any documents and inspections thereof from time to time as Investor may reasonably request; and (iii) cause the Company's officers and other employees to furnish Investor with such financial and operating data and other information with respect to the Company, as from time to time Investor may reasonably request; provided, however, that any such access shall be conducted at Investor's expense, at reasonable times, under the supervision of personnel of the Company, and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby in accordance with the terms hereof. Investor agrees to retain all information so obtained from the Company on a confidential basis, and the Company agrees to retain any information obtained from Investor on a confidential basis. In the event that the transactions contemplated hereby and described herein (the "Transactions") shall not be completed for any reason, each party shall return promptly to the other party all information received by such party in this connection.

             (b) Non-Disclosure. Investor agrees that all information received from the Company shall be treated as confidential information. Investor shall not share such information with any other person or entity, except the SEC, attorneys, investors, accountants and auditors involved in the Transactions, without the express written consent of the Company. The Company agrees that all information received from Investor shall be treated as confidential information, except as required by law.

             (c) Public Announcements. Investor shall not make any announcement of the Transactions without the prior written consent of the Company, except as may be required by law, in which event Investor shall obtain the Company's prior written approval of the form and content of such announcement, which the Company shall not unreasonably withhold or delay. The Company shall not make any announcement of the Transactions without the prior written consent of Investor, except as may be required by law, in which event the Company shall obtain the Investor's prior written approval of the form and content of such announcement, which Investor shall not unreasonably withhold or delay. The foregoing shall not restrict in any respect either party's ability to communicate information concerning this Agreement and the Transactions to the Company's and Investor's respective officers, directors, employees, professional advisers and affiliates, and, to the extent relevant, to third parties whose consent is required in connection with the Transactions.

6. CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing (defined in Section 2.1), of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Company contained in Section 3 will be true and correct on and as of the Closing, except as set forth in the Schedule of Exceptions with the same effect as though such representations and warranties had been made as of the Closing, and continue for three years.

         6.2 PERFORMANCE. The Company will have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

         6.3 COMPLIANCE CERTIFICATE. The Company will have delivered to the Investor at the Closing a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 6.1 and 6.2 hereof have been fulfilled.

         6.4 SECURITIES EXEMPTIONS. The offer and sale of the Purchased Shares and the Warrant to the Investor pursuant to this Agreement will be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

         6.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Investor, and the Investor will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. Such documents shall include (but not be limited to) the following:

             (a) CERTIFIED CHARTER DOCUMENTS. A copy of (i) a Certificate of Incorporation and Good Standing certified as of a recent date by the Secretary of State of Delaware as a complete and correct copy thereof, and (ii) the Bylaws of the Company (as amended through the date of the Closing) certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

             (b) BOARD RESOLUTIONS. A copy, certified by the Secretary of the Company, of the resolutions of the Board of Directors of the Company providing for the approval of this Agreement and the issuance of the Purchased Shares and the Warrant and the other matters contemplated hereby.

             (c) BOD AND OFFICER RESIGNATIONS. The signed copies of the BOD Resignations and Officer Resignations, effective at Closing, shall be delivered to the Investor on or prior to Closing.

         6.6 OPINION OF COMPANY COUNSEL. The Investor will have received an opinion of Company counsel, dated as of the date of the Closing, substantially in the form attached hereto as EXHIBIT C.

         6.7 SHARE AUTHORIZATION. The Company's Board of Directors shall have authorized the issuance, pursuant to the terms and conditions of this Agreement, of three hundred twenty five thousand (325,000) shares of the Common Stock issuable as part of the Purchased Shares and Warrant Shares.

         6.8 WARRANT. The Company will have issued the Warrant.

         6.9 SHAREHOLDER APPROVAL. Shareholder Approval shall have been obtained in accordance with Section 5.6 herein.

7. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing (defined in Section 2.1), of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Investor contained in Section 4 will be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

         7.2 PAYMENT OF PURCHASE PRICE. The Investor will have delivered to the Company the full purchase price for the Purchased Shares as specified in Section
1.2 and the full purchase price for the Warrant as specified in Section 1.4, in accordance with the provisions of Section 2.

         7.3 SECURITIES EXEMPTIONS. The offer and sale of the Purchased Shares and the Warrant to the Investor pursuant to this Agreement will be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

         7.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

         7.5 SHAREHOLDER APPROVAL. Shareholder Approval shall have been obtained in accordance with Section 5.6 herein.

8.   MISCELLANEOUS.

         8.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Neither party will assign this agreement without the consent of the other party.

         8.2 GOVERNING LAW. This Agreement will be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws, except to the extent Indiana law mandatorily governs any specific provision hereof.

         8.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         8.4 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

         8.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery to the party to be notified, or three
(3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or on the first business day after by deposited with a nationally recognized courier service such as FedEx for next business day delivery, or by facsimile with confirmed receipt and addressed to the party to be notified at the address indicated for such party below or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 8.5:

                    To Investor at:

                       Bernard Zimmerman & Company
                       18 High Meadow Road
                       Weston, CT 06883
                       Attention: Bernard Zimmerman

                    To the Company at:

                       The St. Lawrence Seaway Corporation
                       55 South State Avenue
                       Indianapolis, Indiana 46204
                       Attention: Jack Brown

                    With a copy to:
                       Lev & Berlin
                       200 Connecticut Avenue
                       Norwalk, CT 06854
                       Attention: Duane L. Berlin, Esq.



         8.6 NO FINDER'S FEES. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. The Investor will indemnify and hold harmless the Company from any liability arising out of its breach of the representations contained in the first sentence of this Section. The Company will indemnify and hold harmless the Investor from any liability arising out of its breach of the representations contained in the first sentence of this Section.

         8.7 AMENDMENTS AND WAIVERS. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 8.7 will be binding upon the Investor, the Company and their respective permitted successors and assigns.

         8.8 SEVERABILITY. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

         8.9 ENTIRE AGREEMENT. This Agreement, together with all Exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

         8.10 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         8.11 FEES, COSTS AND EXPENSES. All fees, costs and expenses
(including, without limitation, attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the Warrant, and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party.

         8.12 SURVIVAL. The representations and warranties and the covenants to be performed prior to the Closing set forth in this Agreement shall survive for a period of three (3) after the Closing.

         8.13 NO THIRD PARTY BENEFICIARY. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person or entity that is not a party to this Agreement.



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                                      -22-

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              ST. LAWRENCE SEAWAY CORPORATION


                                              By: /s/ Joel M. Greenblatt
                                                  ---------------------------
                                              Name: Joel M. Greenblatt
                                              Title: Chief Executive Officer
                                                     Hereunto Duly Authorized



                                              BERNARD ZIMMERMAN & CO., INC.


                                              By: /s/ Bernard Zimmerman
                                                  ---------------------------
                                              Name: Bernard Zimmerman
                                              Title: Chief Executive Officer
                                                     Hereunto Duly Authorized


         [SIGNATURE PAGE TO COMMON STOCK AND WARRANT PURCHASE AGREEMENT]

                                      -23-